Context Therapeutics® Strengthens Research & Development Team
Company names Christopher Beck as SVP, Operations and Mark Fletcher, Ph.D., as VP, R&D

PHILADELPHIA, PA— January 5, 2022—Context Therapeutics Inc. (“Context” or the “Company”) (Nasdaq: CNTX), a women’s oncology company developing small molecule and immunotherapy treatments for breast and gynecological cancers, today announced the appointments of Christopher Beck as SVP of Operations and Mark Fletcher, Ph.D., as VP of R&D. Context also announced the planned retirement of its current Head of CMC, Bill Rencher, Ph.D., who will move into an advisory role with the Company.

“Context is in a pivotal phase of growth and change as we near key inflection points with our pipeline, bolstered by our recent private placement and initial public offering. As part of Context’s leadership, Mr. Beck and Dr. Fletcher will help guide Context’s R&D operations, leveraging their proven knowledge, capabilities, and leadership skills to help Context achieve its product development objectives. We celebrate Dr. Rencher’s distinguished pharmaceutical career and wish him well on his much deserved retirement,” said Martin Lehr, CEO of Context Therapeutics. “As we start 2022, we’re pleased with the strong team we’ve assembled to advance our lead product candidate onapristone extended release (ONA-XR) in breast, ovarian, and endometrial cancers, as well as our preclinical anti-claudin 6 bispecific antibody.”

Mr. Beck joins Context from Galera Therapeutics, where he served as VP of Program Management. Prior to Galera, Mr. Beck spent nearly a decade at Shire where he served in roles of increasing responsiblity and created the company’s first global project management and resource capacity planning capability. Throughout his career, Mr. Beck also held management positions at Merck and AstraZeneca, among others. He holds a B.S. in Information Technology from Drexel University and a M.B.A. from Penn State University.

“I’m delighted to join the Context team at this significant point in the Company’s evolution,” said Mr. Beck. “I look forward to leading Context’s operational efforts to help it deliver on the important work to advance medicines for women’s cancers.”

Prior to joining Context, Dr. Fletcher was VP of Product Development at Pharmaceutical Associates, Inc. where he led development, analytical, and regulatory activity. In prior roles, he served as Head of Non-Injectable R&D for Hikma Pharmaceutical U.S. Operations, CSO at Douglas Pharmaceuticals, and VP of Technical Operations and Regulatory Affairs at PBM Pharmaceuticals. Dr. Fletcher also held senior positions at Endo Health Solutions (Qualitest) and Ligand Pharmaceuticals, among others. He holds a B.S. in Pharmacy and a M.S and Ph.D. in Industrial Pharmacy from University of Maryland.

“There exists a significant unmet need for more effective treatments for women’s hormone-driven cancers,” said Dr. Fletcher. “I look forward to collaborating with our internal and external development partners as we continue to progress the evaluation of ONA-XR’s potential benefit in the treatment of these cancers.”

About Context Therapeutics®
Context Therapeutics Inc. (Nasdaq: CNTX), is a women’s oncology company developing small molecule and immunotherapy treatments to transform care for breast and gynecological cancers. The Company’s robust clinical program for lead candidate onapristone extended release (ONA-XR) comprises three Phase 2 clinical trials and one Phase 1b/2 clinical trial in hormone-driven breast, ovarian, and endometrial cancer, as well as two Phase 0 biomarker pharmacodynamic trials in breast cancer. ONA-XR is a novel, first-in-class small molecule under development as a potent and specific antagonist of the progesterone receptor, a key unchecked mechanism in hormone-driven women’s cancers. Context is headquartered in Philadelphia, PA. For more information, visit www.contexttherapeutics.com.

Forward-looking Statements
This press release contains “forward-looking statements” that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact, included in this press release regarding strategy, future operations, prospects, plans and objectives of management, including words such as "may," "will," "expect," "anticipate," "plan," "intend," and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are forward-looking statements. These include, without limitation, statements regarding (i) the results of our clinical trials, (ii) the potential benefits of the product candidates, (iii) the likelihood data will support future development, (iv) the potential for our employees and consultants to perform services as anticipated, and (v) the likelihood of obtaining regulatory approval of our product candidates. Forward-looking statements in this release involve substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements, and we, therefore cannot assure you that our plans, intentions, expectations or strategies will be attained or achieved. Other factors that may cause actual results to differ from those expressed or implied in the forward-looking statements in this press release are discussed in our filings with the U.S. Securities and Exchange Commission, including the section titled “Risk Factors” contained therein. Except as otherwise required by law, we disclaim any intention or obligation to update or revise any forward-looking statements, which speak only as of the date they were made, whether as a result of new information, future events or circumstances or otherwise.

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